Chisholm,
     Bierwolf &                                 533 West 2600 South, Suite 250
       Nilson, LLC                                       Bountiful, Utah 84010
                                                         Office (801) 292-8756
Certified Public Accountants                                Fax (801) 292-8809
_____________________________________________________________________________



                 CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated February 3, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Pacific WebWorks, Inc. and Subsidiaries for the fiscal year ended December 31, 2004 and 2003.


/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
August 31, 2005